Exhibit 10.216
NINTH AMENDMENT TO

ERIE INSURANCE GROUP EMPLOYEE SAVINGS PLAN

(As Amended and Restated Effective January 1, 2015)

WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Employee Savings Plan (the “Plan”) under an amendment and restatement effective as of January 1, 2015;

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company desires to amend the Plan to clarify provisions relating to periodic installment payments from the Plan.

NOW, THEREFORE, effective as of March 9, 2021, Section 6.3(a) of the Plan is deleted in its entirety and the following shall be inserted in lieu thereof:

6.3    Payment of Amounts Distributed

(a)Distributions to a Participant or Beneficiary may be paid in the form of:

(i)a lump sum;

(ii)monthly, quarterly or annual installments that will provide a fixed amount per pay period;

(iii)monthly, quarterly or annual installments that will provide a fixed percentage of the Total Account maintained on behalf of the recipient per pay period;

(iv)monthly, quarterly or annual installments that will provide substantially equal payments over a fixed period that is not in excess of the lesser of fifteen (15) years or the recipient’s life expectancy, as determined by the Administrator as of the date the payments begin; or

(v)monthly, quarterly or annual installments that will provide payments of a variable amount over the recipient’s life expectancy, as determined in accordance with tables promulgated by the Internal Revenue Service.

A Participant or Beneficiary who has elected payment in an installment form under Section 6.3(a)(ii) through (v) may elect, at some future date, to have the balance of the vested Total Account maintained on his behalf paid in the form of a lump sum. Except as provided in the preceding sentence, a Participant or Beneficiary may not change his elected form of distribution following the date Plan payments begin. A Participant who returns to employment with the Employer on a full or part-time basis following commencement of an installment form of distribution shall be deemed to have cancelled his distribution election as of his date of reemployment. In no event may distributions from the Plan be made in the form of an annuity.

* * * * * * *

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 21 day of October, 2021.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Gregory J. Gutting	By: /s/ Brian W. Bolash

Title: SVP, SECRETARY & GENERAL COUNSEL

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